Exhibit 99.1

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere & Company Raises Dividend

MOLINE, IL (February 22, 2023) –The Deere & Company (NYSE: DE) Board of Directors today declared a quarterly dividend of $1.25 per share payable May 8, 2023, to stockholders of record on March 31, 2023.

The new quarterly rate represents an additional 5 cents per share over the previous level.

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